Exhibit 99.1

News From

Buena, NJ 08310

Release Date: March 7, 2017

Contact:	Jenniffer Collins Teligent, Inc. (856) 697-4379 www.teligent.com

TELIGENT, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END 2016 RESULTS

51% Revenue Growth, 9 FDA Approvals and 5 U.S. Launches in 2016

BUENA, NJ – (PRNewswire) – Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Highlights

•	Total net revenues of $17.9 million in the fourth quarter of 2016, an increase of 37% over the same quarter in 2015, and an increase of 11% over the third quarter in 2016.

•	Total net revenues generated from the sale of our generic topical and injectable pharmaceutical products for the fourth quarters of 2016 and 2015 of $14.7 million and $8.1 million, respectively, compared to $13.9 million in the third quarter of 2016.

•	Total net revenues generated from contract manufacturing services and other income for the fourth quarters of 2016 and 2015 of $3.2 million and $4.9 million, respectively, compared to $2.3 million in the third quarter of 2016.

•	Total net international revenues for the fourth quarters of 2016 and 2015 of $3.1 million and $1.5 million, respectively, compared to $2.7 million in the third quarter of 2016.

•	Gross margin for the fourth quarter of 2016 equaled 51% as compared to 45% in the fourth quarter of 2015, and 50% in the third quarter of 2016.

•	Operating income was $0.3 million in the fourth quarter of 2016, compared to operating loss of $2.8 million in the same quarter in 2015, which includes $2.3 million of costs related to the acquisition of Alveda Pharmaceuticals, Inc., and operating income of $0.3 million in the third quarter of 2016.

•	Our operating results in the fourth quarter of 2016 include $4.6 million in research and development costs, compared to $3.9 million in the same quarter in 2015, and $4.0 million in the third quarter of 2016.

•	Adjusted EBITDA (as defined and reconciled to GAAP) for the fourth quarters of 2016 and 2015 were $2.1 million and $0.9 million, respectively.

•	Adjusted income (loss) per fully diluted share (as defined and reconciled to GAAP) for the fourth quarters of 2016 and 2015 were $0.01 and ($0.02), respectively.

•	As a result of the fluctuation in foreign exchange rates during the fourth quarter of 2016, we recorded a non-cash loss in the amount of $2.2 million related to the foreign currency translation of our intercompany loans to three of our wholly-owned subsidiaries, compared to a non-cash gain in the amount of $0.1 million in the same quarter in 2015 and a non-cash gain of $0.4 million in the third quarter of 2016.

•	Total net revenues of $66.9 million for the year ended December 31, 2016, an increase of 51% over the year ended December 31, 2015.

•	Operating income was $2.5 million for the year ended December 31, 2016, compared to operating loss of $3.2 million for the same period in 2015, which includes $2.3 million of costs related to the acquisition of Alveda Pharmaceuticals, Inc.

•	Our operating results for the year ended December 31, 2016 include $17.1 million in research and development costs, compared to $13.2 million for the same period in 2015.

•	Teligent filed six Abbreviated New Drug Applications (ANDAs) in the fourth quarter of 2016 with the U.S. Food and Drug Administration (FDA) for a total of 12 in 2016.

•	Nine FDA approvals and five launches in the U.S.; eight Health Canada approvals in 2016.

Full Year 2017 Financial Guidance

•	The Company expects total revenue between $85 and $100 million for the year ending December 31, 2017.
•	The Company anticipates gross margin of 50% to 54% for the year ending December 31, 2017.
•	In order to complete all of the development work required for the 2017 filings, the Company expects to spend between 24% and 27% of total revenue in research and development by the end of 2017. The Company intends to continue its aggressive R&D commitment in 2017 in both the U.S. and Canada.

Teligent’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “In 2016 we continued our transformation into a specialty generics pharmaceutical company. We nearly doubled the size of our U.S. product portfolio to 20 products in 50 presentations, up from 11 products at the end of 2015. Our portfolio now includes four generic injectable products and 16 topical generic products, including the nine product approvals from our internally developed pipeline that we received from the U.S. FDA in 2016. Despite some headwinds in our industry, Teligent continued to execute and grow our business. We grew revenue by 51% compared to 2015 and gross profit increased by 62%, or $13.4 million, and we increased R&D spending by $4.0 million to continue to invest in our organic pipeline. We submitted 12 new ANDAs with the U.S. FDA in 2016, and an additional eight applications to Health Canada in 2016. As of today, after our approval of Triamcinolone Acetonide Ointment USP 0.5% yesterday, we have 35 ANDAs on file in the U.S. with a total addressable market of $2 billion, based on January 2017 QuintilesIMS data.”

Mr. Grenfell-Gardner continued, “We are well underway with the significant expansion of our manufacturing facility located in Buena, NJ. We completed the first phase of the project with the renovation and expansion of our R&D laboratory in 2016. This upgrade expanded our in-house development equipment and capabilities to include sterile injectable products. Completion of the facility expansion by the end of 2017 will allow us to plan to submit our first injectable ANDA to the FDA in the first half of 2018. The automation of our topical manufacturing and the addition of our innovative isolator-based sterile manufacturing capacity will be the foundation for Teligent’s future growth.”

Mr. Grenfell-Gardner concluded, “We believe that we are well-positioned to increase revenue up to $85 to $100 million in 2017. We will invest in necessary resources to support our new sterile manufacturing capacity, which we expect will lead to gross margins of between approximately 50% and 54% for 2017.  As we continue to invest in R&D to drive our future growth, we expect to increase R&D expense to approximately 24% to 27% of total revenue in 2017. This investment would allow us to continue to file aggressively in the U.S. and Canada in 2017, and to advance our first organically-developed sterile injectable products. Over the next few years, as our product pipeline advances to commercialization, we expect total R&D as a percentage of revenue to approach closer to 8% to 10% of revenue. ”

The Company will hold a conference call at 4:30 pm ET today, Tuesday, March 7, 2017 to discuss the fourth quarter and year end 2016 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the Teligent, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of Teligent Inc.'s website at www.teligent.com.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income (loss), plus:

Interest expense, net

Provision for income taxes

Depreciation and amortization

Amortization of intangibles

Inventory step up and acquisition costs related to acquisitions

Non-cash expenses, such as share-based compensation expense, non-cash interest expense and preferred stock dividend

Foreign currency exchange (gain)/loss

Less: change in the fair value of derivative liability

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e. fair value adjustments to the derivative liability).

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to show the adjusted net income when the EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income. Non-GAAP adjusted net income (loss) per diluted share is calculated by dividing the diluted shares by the adjusted net income (loss).

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share information)

	Three months ended December 31,
	2016	2015
Revenues:
Product sales, net	$17,748	$12,965
Research and development services and other income	187	106
Total revenues	17,935	13,071

Costs and Expenses:
Cost of revenues	8,773	7,127
Selling, general and administrative expenses	4,192	4,861
Product development and research expenses	4,644	3,852
Total costs and expenses	17,609	15,840
Operating income (loss)	326	(2,769)

Other Income (Expense):
Foreign currency exchange (loss) gain	(2,231)	109
Interest and other expense, net	(3,307)	(3,680)
Loss before income tax expense	(5,212)	(6,340)

Income tax expense	219	35

Net loss	$(5,431)	$(6,375)

Basic and Diluted loss per share	($0.11)	($0.12)

Weighted average shares of common stock outstanding:
Basic and Diluted	53,103,217	52,917,863

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2016 and 2015

(in thousands, except shares and per share information)

	2016	2015
Revenues:
Product sales, net	$65,904	$43,497
Research and development services and other income	977	753
Total revenues	66,881	44,250

Costs and Expenses:
Cost of revenues	32,194	22,935
Selling, general and administrative expenses	15,005	11,336
Product development and research expenses	17,140	13,171
Total costs and expenses	64,339	47,442
Operating income (loss)	2,542	(3,192)

Other Income (Expense):
Change in the fair value of derivative liability	-	23,144
Foreign currency exchange (loss) gain	(936)	109
Interest and other expense, net	(13,304)	(13,358)
(Loss) income before income tax expense	(11,698)	6,703

Income tax expense	287	35

Net (loss) income	$(11,985)	$6,668

Basic (loss) earnings per share	($0.23)	$0.13
Diluted loss per share	($0.23)	($0.07)

Weighted average shares of common stock outstanding:
Basic	53,078,158	52,872,814
Diluted	53,078,158	67,111,995

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	December 31,	December 31,
	2015	2016
ASSETS
Current assets:
Cash and cash equivalents	$66,006	$87,191
Accounts receivable, net	21,735	14,028
Inventories	12,708	8,985
Prepaid expenses and other receivables	2,847	6,597
Total current assets	103,296	116,801
Property, plant and equipment, net	26,215	8,706
Intangible assets,net	52,465	54,320
Goodwill	446	426
Other	804	482
Total assets	$183,226	$180,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,614	$3,955
Accrued expenses	10,349	6,267
Deferred income, net	-	476
Capital lease obligation, current	-	70
Total current liabilities	14,963	10,768

Convertible 3.75% senior notes, net of debt discount and debt issuance costs (face of $143,750)	111,391	102,964
Deferred tax liability	205	244
Total liabilities	126,559	113,976

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized;
53,095,107 and 53,000,689 shares issued and outstanding
as of December 31, 2016 and December 31, 2015, respectively	551	549
Additional paid-in capital	102,624	99,258
Accumulated deficit	(44,903)	(32,918)
Accumulated other comprehensive loss, net of taxes	(1,605)	(130)
Total stockholders’ equity	56,667	66,759
Total liabilities and stockholders' equity	$183,226	$180,735

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2016 and 2015

(in thousands)

	2016	2015
Cash flows from operating activities:
Net (loss) income	$(11,985)	$6,668
Non-cash expenses (income)	17,648	(11,994)
Changes in operating assets and liabilities	(4,565)	(10,187)

Net cash provided by (used in) operating activities	1,098	(15,513)

Net cash used in investing activities	(21,972)	(53,068)

Net cash used in financing activities	(10)	(3,111)

Effect of exchange rate on cash and cash equivalents	(301)	-
Net decrease in cash and cash equivalents	(20,884)	(71,692)
Cash and cash equivalents at beginning of period	87,191	158,883

Cash and cash equivalents at end of period	$66,006	$87,191

TELIGENT, INC. AND SUBSIDIARIES

GROSS TO NET DEDUCTIONS

(in thousands)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015

Gross product sales	$81,304	$26,374	$217,633	$99,721

Reduction to gross product sales:
Chargebacks and billbacks	58,779	12,967	141,343	50,127
Sales discounts and other allowances	7,839	5,271	27,419	17,974
Total reduction to gross product sales	66,618	18,238	168,762	68,101

Product sales, net	14,686	8,136	48,871	31,620

Contract manufacturing product sales	3,062	4,829	17,033	11,877

Total product sales, net	$17,748	$12,965	$65,904	$43,497

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015

Net (loss) income	$(5,431)	$(6,375)	$(11,985)	$6,668

Depreciation and amortization expense	267	547	946	1,001
Amortization of intangibles	687	424	2,833	514
Interest expense, net	1,096	1,361	4,876	5,508
Non-cash interest expense	2,211	1,877	8,428	7,409
Provision for income taxes	219	35	287	35
EBITDA	(951)	(2,131)	5,385	21,135

Inventory step-up, related to acquisition	-	318	530	318
Acquisition costs	-	2,256	-	2,256
Stock-based compensation expense	796	555	3,090	2,263
Change in the fair value of derivative liability	-	-	-	(23,144)
Foreign currency exchange loss (gain)	2,231	(109)	936	(109)
Adjusted EBITDA	2,076	889	9,941	2,719

Product development and research expenses	4,644	3,852	17,140	13,171

Adjusted EBITDA, before Product development and research expenses	$6,720	$4,741	$27,081	$15,890

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME (LOSS)

(in thousands, except share and per share information)

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015

Net (loss) income	$(5,431)	$(6,375)	$(11,985)	$6,668

Non-cash interest expense	2,211	1,877	8,428	7,409
Acquisition costs	-	2,256	-	2,256
Provision for income taxes	219	35	287	35
Amortization of intangibles	687	424	2,833	514
Inventory step-up, related to acquisition	-	318	530	318
Foreign currency exchange loss (gain)	2,231	(109)	936	(109)
Non-cash stock-based compensation expense	796	555	3,090	2,263
Change in the fair value of derivative liability	-	-	-	(23,144)
Adjusted net income (loss)	$713	$(1,019)	$4,119	$(3,790)

Non-GAAP adjusted net income (loss) per diluted share	$0.01	$(0.02)	$0.08	$(0.06)

Weighted average shares of common stock outstanding:
Basic	53,103,217	52,917,863	53,078,158	52,872,814
Diluted	53,103,217	52,917,863	53,078,158	67,111,995